EXHIBIT 99.1
January 28, 2016 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

Ohio Valley Banc Corp. Reports 4th Quarter and Record Fiscal Year Earnings

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended December 31, 2015, of $1,898,000, an increase from the $423,000 earned for the fourth quarter of 2014.   Earnings per share for the fourth quarter of 2015 were $.46 compared to $.10 for the prior year fourth quarter.  For the year ended December 31, 2015, net income totaled $8,574,000 compared to $8,073,000 for the year ended December 31, 2014, an increase of $501,000, or 6.2 percent.  Earnings per share were $2.08 for 2015 versus $1.97 for 2014, an increase of 5.6 percent.  Return on average assets and return on average equity were 1.03 percent and 9.66 percent, respectively, for the year ended 2015, compared to 1.01 percent and 9.62 percent, respectively, for the same period in the prior year.

“On behalf of the employees of Ohio Valley Bank and Loan Central, I thank our loyal customers for making possible another record year for the company.  A significant decrease in provision for loan loss expense and an increase in average consumer and real estate loan balances played an important role in that success,” said Thomas E. Wiseman, president and CEO.  “As part of the company’s Community First mission, plans are well underway to focus on the customer experience, internal unity, and enhanced revenue in 2016. Our management is off to a running start with the signing of a definitive merger agreement with Milton Bancorp, Inc. and a recently opened OVB Loan Office in Athens, Ohio.”

For the fourth quarter of 2015, net interest income decreased $172,000 from the same period last year.  For the year ended December 31, 2015, net interest income increased $15,000 from the previous year.  Positively impacting net interest income was the growth in earning assets.  For the year ended December 31, 2015, average earning assets increased over $27 million, or 3.6 percent, from the same period the prior year.  The growth in earning assets was attributable to an increase in interest-bearing deposits with banks and to average loan balances.  The growth in interest-bearing deposits with banks was related to higher balances being maintained at the Federal Reserve in relation to seasonal tax refund processing.  The growth in loan balances occurred primarily within consumer and residential real estate lending.     Although the Company experienced growth in average earning assets, the net interest margin declined.  Contributing to the lower net interest margin was a decrease in asset yields, which more than offset the reduction in the cost of our funding sources.  With the prolonged low interest rate environment, there is limited opportunity to further reduce our funding costs, while the average rate on loans continues to trend lower.  Additionally, the higher balances maintained at the Federal Reserve have a dilutive effect on the net interest margin due to the balances only earning .25 percent for most of 2015.  For the year ended December 31, 2015, the net interest margin was 4.22 percent compared to 4.54 percent for the same period the prior year.

For the three months ended December 31, 2015, provision for loan losses decreased $1,209,000, and for the year ended December 31, 2015, provision for loan losses decreased $1,697,000 from the same respective periods in 2014.  The decrease in the fourth quarter and year-to-date provision for loan loss expense was primarily related to a decrease in specific allocations on impaired loans of $1,222,000.  Additionally, the Company’s historical loan loss history and economic risk factors utilized to calculate the allowance for loan losses have improved, which required lower general reserves.  The ratio of nonperforming loans to total loans was 1.24 percent at December 31, 2015, compared to 1.62 percent at December 31, 2014.  For the year ended December 31, 2015, net charge-offs totaled $2,776,000, an increase of $2,168,000 from the same period in 2014.  The increase in net charge-offs was partly due to charging off specific allocations on previously identified impaired loans.  Based on the evaluation of the adequacy of the allowance for loan losses, management believes that the allowance for loan losses at December 31, 2015 was adequate and reflects probable incurred losses in the portfolio.  The allowance for loan losses was 1.13 percent of total loans at December 31, 2015, compared to 1.40 percent at December 31, 2014.

For the three months ended December 31, 2015, noninterest income totaled $1,607,000, a decrease of $50,000 from 2014’s fourth quarter.  Noninterest income totaled $8,597,000 for the year ended December 31, 2015, as compared to $9,793,000 for the same period last year, a decrease of $1,196,000.  The primary contributor to the lower year-to-date noninterest income was the sale of the Company’s nine percent ownership interest in ProAlliance, a specialty property and casualty insurance company.  The sale of ProAlliance in 2014 generated a gain on sale of $810,000.  Also contributing to lower year-to-date noninterest income was the decrease in tax processing fees.  Tax refund processing fees decreased $762,000 for the year ended December 31, 2015, when compared to the same period in 2014.  Although the volume of tax refunds processed increased from the prior year, the per item fees received by the Company were lower under the contract with the third-party tax refund product provider that was effective with the 2015 tax refund season.  For the year ended December 31, 2015, all other noninterest income sources increased $376,000 from the same period a year ago, led by interchange fees earned on debit and credit card transactions and gain on sale of securities.

For the three months ended December 31, 2015, noninterest expense totaled $6,911,000, a decrease of $846,000 from the same period last year.  For the year ended December 31, 2015, noninterest expense totaled $29,619,000, an increase of $326,000, or 1.1 percent, from the same period last year.  For the fourth quarter, salaries and employee benefits decreased $937,000, and for the year ended December 31, 2015, salaries and employee benefits decreased $380,000, from the same respective periods in 2014.  The decrease in salaries and employee benefits was primarily related to various nonqualified defined benefit plans.  During the fourth quarter of 2014, the Company incorporated recently issued data in establishing the liability associated with the nonqualified defined benefit plans resulting in a lump sum increase in benefit expense.  After incorporating the most recent data, the benefit expense associated with the plans normalized in 2015.  As a result, the expense associated with plans decreased $825,000 for the fourth quarter and decreased $730,000 for the year-to-date period when compared to the same respective periods the prior year.  Partially offsetting the decrease in nonqualified benefit expense was an increase of $259,000 in salary and health insurance expense from the prior year.  Also contributing to higher noninterest expense was the continued growth in debit and credit card transaction volume.  For the year ended December 31, 2015, the data processing and customer rewards related to the higher transaction volume increased expense $214,000 from the same period last year.  Further contributing to noninterest expense growth were increases in the areas of audit, foreclosure costs and FDIC insurance.

The Company’s total assets at December 31, 2015 were $796 million, an increase of $18 million, or 2.3 percent, from the prior year.  The increase in assets was related to growth in interest-bearing balances with banks and investment securities totaling $18 million.  The growth in assets was funded predominately by an increase in deposits of $14 million, which occurred mostly within checking accounts.  For 2015, total shareholders’ equity exceeded $90 million, an increase of $4.3 million, or 4.9 percent, from 2014.

With the recent signing of a merger agreement with Milton Bancorp, Inc. ("MBC"), it is anticipated that the transaction will be 8 percent accretive to the Company's earnings per share in the first full fiscal year of operation following the merger, assuming MBC cost savings of 15 percent.  MBC operates five branches with assets of $141 million, loans of $110 million and deposits of $126 million.  After the merger, the Company's total assets will exceed $900 million and branches will increase to 19 locations.  The merger consideration was valued at $20 million at the time of signing the merger agreement.  The transaction is subject to certain conditions, including the approval of regulatory authorities and the shareholders of MBC.  The merger is expected to be completed by the third quarter of 2016.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC.  The holding company owns Ohio Valley Bank, with 14 offices in Ohio and West Virginia, and Loan Central, with seven consumer finance offices in Ohio.  Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain  statements  contained in  this  earnings  release  which are not  statements of  historical  fact  constitute  forward-looking  statements  within the  meaning of  the  Private  Securities  Litigation  Reform  Act  of  1995.  Words  such  as  “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.  Forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and (vii) regulatory changes.  In addition, statements with respect to the merger are subject to additional risks, including, but not limited to, a failure to satisfy the conditions to closing for the merger in a timely manner or at all; failure of the Milton Bancorp shareholders to approve the merger; failure to obtain the necessary governmental approvals for the proposed merger or adverse regulatory conditions in connection with such approvals; the successful completion of the merger and the integration of the businesses; the retention of the acquired customer relationships; disruption to the parties' businesses as a result of the announcement and pendency of the transaction; and the other risks set forth in the Company's filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.  See Item 1.A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for further discussion of the risks affecting the business of the Company and the value of an investment in its shares.

Important Information for Investors and Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of the Company.  The Company's common shares to be issued in connection with the merger have not been and will not be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
PER SHARE DATA
Earnings per share	$0.46	$0.10	$2.08	$1.97
Dividends per share	$0.21	$0.21	$0.89	$0.84
Book value per share	$21.97	$20.94	$21.97	$20.94
Dividend payout ratio (a)	45.55%	202.77%	42.74%	42.62%
Weighted average shares outstanding	4,117,675	4,100,503	4,117,675	4,099,194

PERFORMANCE RATIOS
Return on average equity	8.38%	1.95%	9.66%	9.62%
Return on average assets	0.94%	0.21%	1.03%	1.01%
Net interest margin (b)	4.22%	4.57%	4.22%	4.54%
Efficiency ratio (c)	72.21%	76.58%	71.44%	66.72%
Average earning assets (in 000's)	$748,065	$734,869	$778,707	$751,485

(a) Total dividends paid as a percentage of net income.
(b) Fully tax-equivalent net interest income as a percentage of average earning assets.
(c) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

	Three months ended		Twelve months ended
(in $000's)	December 31,		December 31,
	2015	2014	2015	2014
Interest income:
Interest and fees on loans	$8,109	$8,346	$33,481	$33,635
Interest and dividends on securities	716	672	2,853	2,720
Total interest income	8,825	9,018	36,334	36,355
Interest expense:
Deposits	532	550	2,191	2,236
Borrowings	162	165	648	639
Total interest expense	694	715	2,839	2,875
Net interest income	8,131	8,303	33,495	33,480
Provision for loan losses	380	1,589	1,090	2,787
Noninterest income:
Service charges on deposit accounts	412	405	1,573	1,627
Trust fees	54	54	221	223
Income from bank owned life insurance and
annuity assets	195	178	681	672
Mortgage banking income	51	47	242	228
Electronic refund check / deposit fees	9	60	2,371	3,133
Debit / credit card interchange income	630	567	2,399	2,174
Gain on other real estate owned	39	111	99	113
Gain on sale of securities	0	0	163	0
Gain on sale of ProAlliance Corporation	0	0	0	810
Other	217	235	848	813
Total noninterest income	1,607	1,657	8,597	9,793
Noninterest expense:
Salaries and employee benefits	4,116	5,053	17,498	17,878
Occupancy	405	406	1,599	1,585
Furniture and equipment	237	198	801	757
FDIC insurance	141	122	583	483
Data processing	206	203	1,259	1,127
Foreclosed assets	176	55	347	185
Other	1,630	1,720	7,532	7,278
Total noninterest expense	6,911	7,757	29,619	29,293
Income before income taxes	2,447	614	11,383	11,193
Income taxes	549	191	2,809	3,120
NET INCOME	$1,898	$423	$8,574	$8,073

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	December 31,	December 31,
	2015	2014
ASSETS
Cash and noninterest-bearing deposits with banks	$9,475	$9,315
Interest-bearing deposits with banks	36,055	21,662
Total cash and cash equivalents	45,530	30,977
Certificates of deposit in financial institutions	1,715	980
Securities available for sale	91,651	85,236
Securities held to maturity
(estimated fair value: 2015 - $20,790; 2014 - $23,570)	19,903	22,820
Federal Home Loan Bank and Federal Reserve Bank stock	6,576	6,576
Total loans	585,752	594,768
Less: Allowance for loan losses	(6,648)	(8,334)
Net loans	579,104	586,434
Premises and equipment, net	10,404	9,195
Other real estate owned	2,358	1,525
Accrued interest receivable	1,819	1,806
Goodwill	1,267	1,267
Bank owned life insurance and annuity assets	28,352	25,612
Other assets	7,606	6,240
Total assets	$796,285	$778,668

LIABILITIES
Noninterest-bearing deposits	$176,499	$161,794
Interest-bearing deposits	484,247	485,036
Total deposits	660,746	646,830
Other borrowed funds	23,946	24,972
Subordinated debentures	8,500	8,500
Accrued liabilities	12,623	12,150
Total liabilities	705,815	692,452

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares
authorized; 4,777,414 shares issued)	4,777	4,777
Additional paid-in capital	35,318	35,318
Retained earnings	65,782	60,873
Accumulated other comprehensive income	305	960
Treasury stock, at cost (659,739 shares)	(15,712)	(15,712)
Total shareholders' equity	90,470	86,216
Total liabilities and shareholders' equity	$796,285	$778,668